Exhibit 99.1

Information Provided To Third Parties With Accompanying
Non-GAAP Financial Measures Reconciliation

Reconciliation of Non-GAAP Measure
(unaudited)

(In millions)	2001	2002	2002	2002	2002	2003	2003	2003
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
EBITDA(1)	$(8.3)	$0.7	$0.8	$0.1	$(4.7)	$(10.8)	—	$0.5

Gain on extinguishment of debt	(1.1)
Depreciation and amortization	(2.3)	(1.0)	(1.0)	(1.0)	(1.2)	(1.8)	$(1.8)	(2.0)
Gain on sale of subsidiary	0.6	—	—	—	—	—	—	—
Interest	(0.3)	(2.2)	(2.1)	(1.6)	(1.9)	(2.0)	(2.3)	(2.0)

Loss from continuing operations	(11.4)	(2.5)	(2.3)	(2.5)	(7.8)	(14.6)	(4.1)	(3.5)
Taxes	—	—	—	—	—	—	—	—
Gain on extinguishment of debt	1.1	—	—	—	—	—	—	—
Discontinued operations	(4.2)	(3.1)	(4.6)	(1.4)	(3.3)	(0.3)	0.4	0.2

Net loss	$(14.5)	$(5.6)	$(6.9)	$(3.9)	$(11.1)	$(14.9)	$(3.7)	$(3.3)

(1)	Reconcilation of EBITDA to the nearest GAAP measure (net loss), as it appears on the Registrant’s income statement.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002	FYE 2002	LTM (2)	LQA (3)
(in millions)
Revenues:
Telecom services	$35.0	$19.8	$101.4	$63.6	$85.3	$123.0	$140.0
Technology/licensing	1.1	0.3	2.1	2.8	2.8	2.1	4.2

Total revenues	36.1	20.1	103.5	66.4	88.1	125.1	144.2

Operating costs:
Telecom network expense	20.1	11.2	67.1	36.7	50.9	81.4	80.3
S, G, & A	14.0	7.4	42.8	23.2	33.0	52.6	55.9
Provision for doubtful accounts	1.5	1.1	3.8	3.7	6.0	6.0	5.9
Research and development	—	0.3	—	1.2	1.4	0.2	—

Total operating costs and expenses	35.6	20.0	113.7	64.8	91.3	140.2	142.1

EBITDA (1)	$0.5	$0.1	$(10.2)	$1.6	$(3.2)	$(15.1)	$2.1

Reconciliation of Non-GAAP Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002	FYE 2002	LTM (2)	LQA (3)
EBITDA (1)	$0.5	$0.1	$(10.3)	$1.5	$(3.3)	$(15.1)	$2.1
Depreciation and amortization	(2.0)	(1.0)	(5.6)	(3.0)	(4.3)	(6.9)	(8.0)
Interest	(2.0)	(1.6)	(6.3)	(5.8)	(7.5)	(8.0)	(8.0)

Loss from continuing operations	(3.5)	(2.5)	(22.2)	(7.3)	(15.1)	(30.0)	(13.9)
Discontinued operations	0.2	(1.4)	0.3	(9.1)	(12.5)	(3.1)	0.9

Net loss	$(3.3)	$(3.9)	$(21.9)	$(16.4)	$(27.6)	$(31.0)	$(13.0)

(1) EBITDA is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization. Rconciliation of EBITDA to the nearest GAAP measure (net loss) as it appears on the Registrant’s income statement.

(2) Last Twelve Months = calculated as the results for the twelve months ending September 30, 2003, which is derived from our public filings

(3) Last Quarter Annualized results = calculated as the results for the quarter ending September 30, 2003 multiplied by 4.

Pro Forma Capitalization Unaudited

		Effect of Debt
		Restructuring and		September 30, 2003
(in millions except share amounts)	September 30, 2003	Conversion		Pro Forma
Cash and cash equivalents	$3.7			$3.7

Revolving credit facility	13.9			13.9
Note payable — current portion	1.8			1.8
Current portion of capital lease obligations	2.7			2.7

Notes payable	0.8			0.8
Notes payable to a related party	33.5	(8.0	) (1)	25.5
Capital lease obligations	2.3			2.3
Notes payable to a related party, to be converted	32.2	(32.2	) (2)	—

Total debt (net of cash) (4)	83.5			43.3
Preferred stock	0.6			0.6

Total debt (net of cash) and preferred stock	$84.1			$43.9

Common stock (in thousands of shares)	116,670	(97,569	) (3)	19,101

(1)	Converted to common stock on November 26, 2003 at a conversion rate of $1.675 per share.
(2)	Converted to common stock on November 30, 2003 at a conversion rate of $3.778 per share.
(3)	Calculated as follows:

Effect of 20 for 1 reverse stock split	(110,836)
Conversion of $8.0 million note from related party (see note 1)	4,745
Conversion of $32.2 million note from related party (see note 2)	8,522

Total change in common stock	(97,569)

(4) Reconciliation of total debt (net of cash) to total liabilities (see note below):

Total	$83.5

Cash and cash equivalents	3.7
Accounts payable	6.5
Accrued liabilities	22.8
Unearned revenue	10.0
Net liabilites of discontinued operations	0.9

Total liabilities	$127.4

Reconciliation of total debt (net of cash) is to the nearest GAAP measure (total liabilities) as shown on the Registrant’s balance sheets as of September 30, 2003. The Registrant provides this measure because it feels that it helps the reader to better understand the capitalization and leverage of the Registrant. Total debt (net of cash) is not prepared in accordance with, nor does it serve as an alternative to, financial measures prepared in accordance with GAAP and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, the Company believes that this information is helpful for investors to more easily understand the Company’s capital structure, especially in light of the restructuring activities the Company has recently undertaken.

Acceris Communications Inc.

	(in millions, unless otherwise indicated)

	2002	2003	2003	2003
	Q4	Q1	Q2	Q3

Gross revenue — product mix
Domestic long distance		$7.8	$7.8	$7.4
International long distance		12.8	14.4	15.3

Total retail voice traffic revenue		20.6	22.2	22.7
MRC/USF		2.3	2.4	2.8
Dedicated voice		0.4	0.3	0.4

Total retail revenue		23.3	24.9	25.9
Total enterprise — integrated		7.1	6.8	5.9
Other		—	0.1	0.2

Total telecommunications revenue		30.4	31.8	32.0
Network service offering		—	4.1	3.1
Technologies		—	1.1	1.0

Total revenues		$30.4	$37.0	$36.1

Subscribers (In number of people)(1)
Dial around	199,375	228,330	215,187	206,937
1+	80,157	136,896	174,486	168,242

ARPU(2)
Dial around		$21.51	$19.94	$20.71
1+		$23.27	$23.84	$25.16

Gross revenue by customer type
Dial around		$14.8	$13.3	$13.7
1+		8.5	11.6	12.2
Enterprise		7.1	6.8	5.9
Other		—	0.1	0.2

Total telecommunications revenue		$30.4	$31.8	$32.0

Gross revenue – product mix (%)(3)
Domestic long distance		37.9%	35.1%	32.6%
International long distance		62.1	64.9	67.4

Total retail voice traffic revenue		100.0%	100.0%	100.0%

Total retail revenue (%)(4)
Total retail voice traffic revenue		88.4%	89.2%	87.6%
MRC/USF		9.9	9.6	10.9
Dedicated voice		1.7	1.2	1.5

Total retail revenue		100.0%	100.0%	100.0%

Total enterprise revenue (%)
Voice		51.4%	51.2%	50.1%
Data		43.4	41.6	44.2
Premise		5.2	7.2	5.7

Total		100.0%	100.0%	100.0%

Gross revenue – product mix (In number of minutes)
Domestic long distance		135,236,248	140,798,912	134,198,098
International long distance		83,191,655	93,896,850	98,873,877
Dedicated voice		9,571,155	7,772,277	9,364,583

(1)	Includes all customers that had active accounts at the end of the period.
(2)	Defined as average revenue per user and is calculated as gross revenues divided by the average number of users for the period.
(3)	Calculated as a percent of retail voice traffic revenue.
(4)	Calculated as a percent of retail revenue.